UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2025 (June 18, 2025)

United States Steel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street,

Pittsburgh, PA 15219-2800

(Address of Principal Executive Offices, and Zip Code)

(412) 433-1121

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	X	New York Stock Exchange
Common Stock	X	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on June 18, 2025, United States Steel Corporation, a Delaware corporation (the “Company”), completed the transaction contemplated by the terms of the previously announced Agreement and Plan of Merger, dated December 18, 2023 (the “Agreement”), by and among the Company, Nippon Steel North America, Inc., a New York corporation (“Parent”), 2023 Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“2023 Sub”), and, solely as provided in Section 9.13 thereof, Nippon Steel Corporation, a Japanese corporation (“Guarantor”). Pursuant to the Agreement, 2023 Sub merged with and into the Company (the “Transaction”), with the Company surviving the merger as the surviving corporation and a subsidiary of Parent.

Also as previously disclosed, on June 13, 2025, the Company entered into a National Security Agreement (the “NSA”), among Guarantor, Parent, the Company and the U.S. Government, represented by the U.S. Department of the Treasury and the U.S. Department of Commerce. The NSA provides that, subject to receipt of certain regulatory approvals, the Company will issue one share of Class G Preferred Stock (the “Golden Share”) to the U.S. Government. Pursuant to the NSA, and through its ownership of the Golden Share, the U.S. Government will have certain rights with respect to U. S. Steel, including relating to governance, domestic production and trade matters.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

Immediately prior to, and effective as of, the effective time of the Transaction (the “Effective Time”), in connection with the consummation of the Transaction, each member of the Board of Directors of the Company (the “Board”) was removed from and ceased serving on the Board by operation of the Agreement. The members of the Board immediately prior to the Effective Time were Tracy A. Atkinson, Andrea J. Ayers, David B. Burritt, Alicia J. Davis, Terry L. Dunlap, John J. Engel, Murry S. Gerber, Paul A. Mascarenas, Michael H. McGarry and David S. Sutherland.

Pursuant to the terms of the Agreement, the sole director of 2023 Sub immediately prior to the Effective Time became the sole director of the Company effective as of the Effective Time. Immediately following the Effective Time, Takahiro Mori, Naoki Sato and David B. Burritt were elected as directors of the Company, and, as a result, Hiroshi Ono, Takahiro Mori, Naoki Sato and David B. Burritt became the sole directors of the Company, effective as of immediately following the Effective Time. As promptly as practicable, the Board will be reconstituted in accordance with the NSA, which will include the appointment of Independent U.S. Directors and, subject to receipt of certain regulatory approvals, the Class G Director (each as defined in the NSA).

Officers

Immediately prior to, and effective as of, the Effective Time, in connection with the consummation of the Transaction, each officer of the Company was removed from such position by operation of the Agreement. Pursuant to the terms of the Agreement, the officers of 2023 Sub immediately prior to the Effective Time became the officers of the Company effective as of the Effective Time. Immediately following the Effective Time, these officers were removed and the Board elected David B. Burritt as President and Chief Executive Officer, James Edward Bruno as Executive Vice President, Business Development; President, U. S. Steel Kosice, s.r.o., Scott D. Buckiso as Executive Vice President and Chief Manufacturing Officer – North American Flat-Rolled, Daniel R. Brown as Executive Vice President – Advanced Technology Steelmaking; Chief Operating Officer, Big River Steel LLC and Kevin Lewis as Executive Vice President and Chief Financial Officer and Tubular Solutions, in each case, to hold such offices until his respective successors are elected and qualified or until his earlier resignation or removal. In connection with being elected as officers of the Company, certain officers have or may enter into individual agreements with the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1*	Agreement and Plan of Merger, dated as of December 18, 2023, by and among the Company, Parent, 2023 Sub and Guarantor (solely as provided in Section 9.13 therein) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on December 18, 2023)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2025

UNITED STATES STEEL CORPORATION

By:	/s/ Scotland M. Duncan
Name:	Scotland M. Duncan
Title:	Senior Vice President, General Counsel and Secretary